UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 14, 2006

OPTION CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19878	36-3791193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Half Day Road, Suite 300 Buffalo Grove, Illinois		60089
(Address of Principal Executive Offices)		(Zip Code)

(847) 465-2100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02:  Unregistered Sales of Equity Securities.

On March 14, 2006, we entered into a definitive agreement to acquire the membership interest in Trinity Homecare, LLC, a provider of home pharmacy services in the New York City area. The definitive agreement contains certain conditions to closing. A portion of the purchase price for this business is to be paid in shares of Option Care common stock. A total of 559,701 shares will be issued at a total value of $7.5 million, or $13.40 per share. The value per share was calculated based on the average closing price of our common stock during the five business day period ended March 9, 2006. The shares will be issued pursuant to the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION CARE, INC.

By:	/s/ Paul Mastrapa
Paul Mastrapa
Senior Vice President and
Chief Financial Officer

Dated: March 20, 2006